UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report

(Date of earliest

event reported):               July 11, 2013

AgFeed Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-33674	20-2597168
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

     100 Bluegrass Commons Blvd., Suite 310, Hendersonville, Tennessee 37075

(Address of principal executive offices, including zip code)

(917) 804-3584
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On July 15, 2013, AgFeed USA, LLC (“AgFeed USA”), a direct wholly owned subsidiary of AgFeed Industries, Inc. (the “Company”) and AgFeed USA’s direct and indirect subsidiaries M2P2 General Operations, LLC; Midwest Finishing LLC; Genetics Operating LLC; Pork Technologies, L.C.; New Colony Farms LLC; Heritage Farms LLC; MGM, LLC; TS Finishing, LLC; New York Finishing, LLC; M2P2 Facilities, LLC; Heritage Land, LLC; New Colony Land Company, LLC; Genetics Land, LLC; and M2P2 AF JV, LLC (collectively with AgFeed USA, the “Sellers”), entered into an Asset Purchase Agreement (the “Agreement”) with The Maschhoffs, LLC (the “Maschhoffs”), whereby the Sellers would sell to the Maschhoffs, and the Maschhoffs would purchase and acquire from the Sellers, substantially all of the assets of the Sellers, excluding the Sellers’ operations in Oklahoma (the “Transaction”). The Transaction will be subject to Sections 105, 363 and 365 of the United States Bankruptcy Code (the “Bankruptcy Code”), including an auction process and the entry by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) of an order approving the Agreement and the Transaction (the “Sale Order”). The Company expects to receive total cash proceeds of $79 million, subject to reduction for changes in working capital measured from March 31, 2013, plus the assumption of certain liabilities. The Transaction is subject to certain closing conditions, including the Sale Order becoming final. The Agreement also provides for termination rights and a transition services agreement between the parties.

In the event the Agreement is terminated for specified reasons, including if the Sellers accept a higher or better offer from a competing bidder in the auction, the Sellers will be required to pay the Maschhoffs a break-up fee in an amount equal to $2,370,000 and reimburse the Maschhoffs for its reasonable and documented actual out-of-pocket expenses up to $790,000, in each case subject to the approval of the Bankruptcy Court.

The Company and AgFeed USA, with the assistance of their financial advisers, Business Development Asia LLC and BDA Advisors Inc., are continuing to actively pursue competing offers for AgFeed USA, sales of the Company’s Chinese subsidiaries and assets as well as the Sellers’ remaining assets, primarily comprised of Sellers’ sow farm operations in Oklahoma.

The foregoing description of the Agreement is a summary only and is qualified in its entirety by the copy of the Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Agreement has been included to provide investors and shareholders with information regarding its terms. It is not intended to provide any factual, business or operational information about the Company or the Sellers. The Agreement contains representations and warranties that the parties to the Agreement made solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in schedules that the Sellers provided in connection with execution of the Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Agreement. Moreover, the representations and warranties in the Agreement (i) are subject to materiality standards which may differ from what may be viewed as material by investors and shareholders, (ii) in certain cases, were used for the purpose of allocating risk among the parties rather than establishing matters as facts and (iii) were only made as of the date of the Agreement and are modified in important part by the underlying disclosure schedules. Accordingly, investors and shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

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Item 1.03.	Bankruptcy or Receivership.

On July 15, 2013, the Company and the Sellers (together with the Company “the Debtors”) filed voluntary petitions (the “Chapter 11 Petition”) for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The Debtors will continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. The Company’s other direct and indirect subsidiaries are not included in the filing and no bankruptcy, insolvency, or similar proceedings have been initiated with respect to any other subsidiaries.

The Company’s shareholders are cautioned that trading in shares of the Company’s equity securities during the pendency of its Chapter 11 bankruptcy proceedings is highly speculative and poses substantial risks. Trading prices for the Company’s equity securities may bear little or no relationship to the actual recovery, if any, by holders in our Chapter 11 bankruptcy proceedings. Accordingly, the Company urges extreme caution with respect to existing and future investments in its equity securities.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 11, 2013, the Company and certain of its subsidiaries (together, the “Employer”) entered into Key Executive Employment and Incentive Agreements (the “Key Employee Agreements”) with Gerard R. Daignault, the Company’s Interim Chief Financial Officer, and Edward Pazdro, the Company’s Chief Accounting Officer. The Key Employee Agreement with Mr. Daignault provides that he will receive a payment equal to six months of his then-current or most recent base salary upon the consummation of a sale event relating to AgFeed USA and another payment equal to six months of his then-current or most recent base salary upon the consummation of a sale event relating to the Company or AgFeed Industries, Inc., the Company’s subsidiary incorporated in the British Virgin Islands (“AgFeed BVI”). Both payments are contingent on Mr. Daignault’s employment not being terminated prior to the applicable sale event by the Employer for cause or by Mr. Daignault other than for good reason. Mr. Pazdro’s Key Employee Agreement provides that he will receive a payment equal to twelve months of his then-current or most recent base salary upon the consummation of a sale event relating to the Company or AgFeed BVI, so long as his employment is not terminated prior to the sale event by the Employer for cause or by Mr. Pazdro other than for good reason. A “sale event” is defined in the Key Employee Agreements as, in general, a sale of all or substantially all of the applicable entity’s assets, the consummation of a merger, consolidation or similar transaction involving the entity under circumstances specified in the Key Employee Agreements, the acquisition by certain unrelated persons of more than 50% of the entity’s voting power other than in a private placement or approval of a plan of complete liquidation or dissolution of the entity. A sale event also includes the receipt by the Company or its affiliates of the proceeds attributable to a sale or multiple sales of assets or operations controlled by, or equity interests in, AgFeed USA or AgFeed BVI if the aggregate purchase price in the sale or sales exceeds specified thresholds. A sale event under the Key Employee Agreements does not, however, include a transfer of the ownership or assets of the applicable entity or its subsidiaries to a liquidating trust or similar entity by means of a confirmed plan under the United States Bankruptcy Code or under state law.

In exchange for the potential benefits provided by the Key Employee Agreements, Mr. Daignault and Mr. Pazdro agreed to the cancellation of their existing Key Executive Change in Control Agreements and any other existing employment arrangements, excluding equity compensation arrangements, and to one-year post-employment noncompetition obligations. Each Key Employee Agreement will terminate on the earliest to occur of the termination of the executive’s employment by the Employer for cause or by the executive other than for good reason, December 31, 2014 or the completion of all payments due under the Agreement.

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SAFE HARBOR DISCLOSURE NOTICE

The information provided in this report contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this report involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this report include, but are not limited to: the Chapter 11 bankruptcy process and the successful closing of the Transaction or alternative transactions; developments in connection with the Company’s evaluation of its strategic options, including the Company’s ability to execute any such options; the terms of the forbearance agreement between AgFeed USA and certain of its subsidiaries and Farm Credit, including that it required AgFeed USA to complete by July 1, 2013, a sale of itself or its assets or another transaction that will result in the satisfaction in full of Farm Credit’s claims; difficulties in securing a source of adequate liquidity for the Company; if the Transaction or alternative transactions are not completed, ongoing issues with Hormel Foods Corporation, including the challenges of transitioning from a single customer to new customer and supply relationships; and developments in litigation and proceedings, including the pending securities class action litigation and U.S. Securities and Exchange Commission investigation related to the matters investigated by the special committee of the Company’s board of directors and the restatement of the Company’s consolidated financial statements, and potential liability for a substantial damage award and indemnification obligations. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this report, even if subsequently made available by the Company on its website or otherwise. The Company does not intend, and disclaims any obligation, to update any forward-looking information contained in this report or with respect to the information disclosed herein.

Item 9.01.	Financial Statements and Exhibits.

(a)          Not applicable.

(b)          Not applicable.

(c)          Not applicable.

(d)          Exhibits. The following exhibit is being filed herewith:

(2.1)	Asset Purchase Agreement, dated as of July 15, 2013, by and among The Maschhoffs, LLC; AgFeed USA, LLC; M2P2 General Operations, LLC; Midwest Finishing LLC; Genetics Operating LLC; Pork Technologies, L.C.; New Colony Farms LLC; Heritage Farms LLC; MGM, LLC; TS Finishing, LLC; New York Finishing, LLC; M2P2 Facilities, LLC; Heritage Land, LLC; New Colony Land Company, LLC; Genetics Land, LLC; and M2P2 AF JV, LLC.*

*	The disclosure schedules and exhibits to the Agreement are not being filed herewith. The Company agrees to furnish supplementally a copy of any such schedules and exhibits to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Date: July 15, 2013	By:	/s/ Keith A. Maib
Keith A. Maib
Chief Restructuring Officer

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AGFEED INDUSTRIES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit

Number

(2.1)	Asset Purchase Agreement, dated as of July 15, 2013, by and among The Maschhoffs, LLC; AgFeed USA, LLC; M2P2 General Operations, LLC; Midwest Finishing LLC; Genetics Operating LLC; Pork Technologies, L.C.; New Colony Farms LLC; Heritage Farms LLC; MGM, LLC; TS Finishing, LLC; New York Finishing, LLC; M2P2 Facilities, LLC; Heritage Land, LLC; New Colony Land Company, LLC; Genetics Land, LLC; and M2P2 AF JV, LLC.*

*	The disclosure schedules and exhibits to the Agreement are not being filed herewith. The Company agrees to furnish supplementally a copy of any such schedules and exhibits to the Securities and Exchange Commission upon request.

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